Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

November 14, 2011

GFI Group Inc.

55 Water St.

New York, NY 10041

Re:                               Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for GFI Group Inc., a Delaware corporation (the “Company”), in connection with various legal matters relating to the preparation and filing, on the date hereof, of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of up to $250,000,000 in principal amount of new 8.375% Senior Notes due 2018 (the “Exchange Notes”) of the Company, offered in exchange for any or all of the outstanding 8.375% Senior Notes due 2018 (the “Original Notes”) of the Company. The Original Notes were originally issued and sold in reliance upon an exemption from registration under the Securities Act.

The Original Notes were issued under, and the Exchange Notes will be issued under, the Indenture, dated as of July 19, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The exchange is being made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and the respective certificates of incorporation and by-laws, or other organizational documents, as amended, of the Company and such other documents, corporate records, certificates and other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied (without independent verification) upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents and agreements referred to herein) of officers of the Company and such other documents as we have deemed necessary or appropriate in respect of the opinions expressed herein. In such examinations, we have assumed:

(i)             the legal capacity of natural persons and the genuineness of all signatures on original or certified or otherwise identified documents;

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

GFI Group Inc.

November 14, 2011

(ii)          the authenticity of all Company and corporate records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies;

(iii)       the corporate power and authority of all parties other than the Company under all applicable laws and regulations to enter into, execute and deliver all documents and agreements;

(iv)      the due authorization, execution and delivery of all documents and agreements by all parties other than the Company; and

(v)         that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.

Based on the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

When the Registration Statement, as finally amended, has become effective under the Securities Act and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the Exchange Offer, the Exchange Notes will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company, in accordance with their terms, except insofar as enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally, (b) general principles of equity (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States. The opinions expressed herein are expressed as of the date hereof and we undertake no duty or obligation to update such opinions.

GFI Group Inc.

November 14, 2011

We hereby consent to being named as counsel for the Company in the Registration Statement and under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP